Exhibit No. 99

News Release

Media Line: (410) 470-7433
www.constellation.com

Media Contacts:	Lawrence McDonnell
Paul Adams
(410) 470-7433

Investor Contact:	Sandra Brummitt
(410) 470-6440

Constellation Energy Reports First Quarter 2011 Results

Company reaffirms 2011 earnings guidance range of $3.10 to $3.40 per share and 2012 guidance of $2.40 to $2.70 per share

BALTIMORE, May 6, 2011 — Constellation Energy (NYSE: CEG) today reported adjusted earnings of $0.63 per share for the first quarter of 2011, compared with adjusted earnings of $1.43 per share in the same period last year. Adjusted earnings exclude the cumulative effects of changes in accounting principles, discontinued operations and special items (which are defined as significant items that are not related to the company’s ongoing, underlying business or which distort comparability of results). On a Generally Accepted Accounting Principles (GAAP) basis, Constellation Energy reported earnings of $0.35 per share in the first quarter of 2011, compared with earnings of $0.95 per share in first quarter 2010.

Constellation Energy reaffirmed its 2011 earnings guidance range of $3.10 to $3.40 per share and its 2012 guidance range of $2.40 to $2.70 per share.

“Our continuing strategy to grow assets and expand our industry-leading, customer-driven business got off to a fast start in 2011, beginning with our integration of Boston Generating’s fleet of gas plants in January and continuing with our recent expansion into the residential competitive electric market in Illinois,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy.

“During the quarter, our NewEnergy segment continued to win new business with its integrated approach to serving customers’ energy needs, and included a significant expansion of our public-sector operation serving state and federal institutions,” Shattuck said. “In March, we announced a 20-year agreement to provide electricity to the U.S. Department of State that will encourage substantial investments in solar and wind energy. The first-of-its-kind agreement is structured to help the federal government achieve its clean-energy goals set by statute and executive order. This transaction demonstrates the value that new and existing customers are finding in our ability to deliver multi-product energy solutions.

“In Maryland, Baltimore Gas and Electric (BGE), our regulated utility, continues its strong track record of safe and reliable electricity service,” Shattuck said. “During the quarter, BGE invested $160 million on critical infrastructure that will lead to improvements in reliability and efficiency, as well as contribute to future earnings growth. In addition, BGE residential customers continue to benefit from declining energy prices, with utility electric rates projected to fall by 11 percent starting in June.

“Looking ahead, we see significant opportunity to accelerate the growth of our customer base and build enterprise value as we execute the proposed merger we announced last week with Exelon,” Shattuck said. “This transaction marks the beginning of a new chapter in the history of both our companies and will combine our leading customer-facing businesses with one of the nation’s cleanest and lowest-cost power generation fleets. We’ll make our initial filings in the coming weeks as part of the regulatory review process and begin integration planning to ensure a smooth transition for all of our stakeholders.”

The following table summarizes adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provides a reconciliation to total company reported earnings.

	Three Months Ended March 31,
	2011			2010
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
EARNINGS (LOSS) PER COMMON SHARE	EPS*	EPS		EPS*	EPS
Baltimore Gas and Electric	$0.39	$0.39		$0.30	$0.32	(3)
NewEnergy	(0.09)	(0.08	) (1)	0.53	0.54	(4)
Generation	0.07	0.34	(2)	0.14	0.57	(5)
Other	(0.02)	(0.02)		(0.02)	—	(6)
Diluted Earnings Per Share	$0.35	$0.63		$0.95	$1.43

* Unaudited.

Reported GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of credit facility amendment fees incurred in connection with the 2009 EDF transaction of $0.01 per share.

(2) Addition of economic value of Constellation Energy Nuclear Group, LLC (CENG) joint venture power purchase agreement (PPA) amortization of $0.14 per share, addition of  amortization of CENG joint venture basis difference of $0.08 per share, addition of transaction fees in connection with the Boston Generating acquisition of $0.05 per share.

(3) Addition of deferred income tax expense associated with Medicare Part D prescription drug subsidies of $0.02 per share.

(4) Addition of credit facility amendment fees incurred in connection with the 2009 EDF transaction of $0.01 per share.

(5) Addition of loss due to early retirement of 7.00% Notes due April 1, 2012, of $0.15 per share, addition of amortization of the CENG joint venture basis difference of $0.13 per share, addition of economic value of CENG PPA amortization of $0.13 per share, addition of credit facility amendment fees incurred in connection with the 2009 EDF transaction of $0.01 per share, and addition of losses on UniStar Nuclear Energy of $0.01 per share.

(6) Addition of deferred income tax expense associated with Medicare Part D prescription drug subsidies of $0.02 per share.

BGE

BGE reported adjusted earnings of $0.39 per share, an increase of $0.07 per share compared with first-quarter 2010 adjusted earnings of $0.32 per share. The improved year-over-year earnings are the result of higher transmission revenue and the deferral of storm-related costs, which will be recovered through customer rates in accordance with the detailed rate case order issued by the Maryland Public Service Commission in March.

Generation

The Generation segment reported adjusted earnings of $0.34 per share, down from adjusted earnings of $0.57 per share in the first quarter of 2010. The decline was partly the result of the February ice storms and severe weather in Texas, which caused our Colorado Bend and Quail Run gas plants to go offline.  The units were unavailable to hedge NewEnergy, resulting in a loss of $0.06 per share. The remaining year-over-year variance is primarily the result of lower realized prices on our generation output and higher operating expenses associated with our recently acquired generation assets.

NewEnergy

Our NewEnergy segment reported an adjusted loss of $0.08 per share in first quarter 2011, down from adjusted earnings of $0.54 per share in the first quarter of 2010. The decline in adjusted 2011 earnings is due primarily to the timing of certain contract assignments related to our divested international commodities operation, which resulted in a year-over-year loss of $0.24 per share. In addition, our earnings were impacted by lower realized margins and the extreme weather event in Texas, which resulted in losses of $0.11 and $0.08 per share, respectively.

Financial Statements

The March 31, 2011, financial statements and supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations and special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods, since it excludes the impact of items such as impairment losses, work force reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so. In the past, the impact of special items has been material to our operating results computed in accordance with GAAP.  We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

Constellation Energy plans to file its Form 10-Q on or about May 9, 2011.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call May 6, 2011

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on Friday, May 6, 2011, to review the results.  Analysts, investors, media and the public may participate by dialing in shortly before 8:30 a.m. using the following information:

U.S. – (888) 455-2894

International – (773) 681-5899

Password – ENERGY

A replay will be available approximately one hour after the end of the call by dialing (800) 216-4439 or (402) 220-3877 (international). The replay passcode is 3426. The replay will be available for 90 days.

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s website (www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call. The call will be recorded and archived on the site.

About Constellation Energy

Constellation Energy (www.constellation.com) is a leading competitive supplier of power, natural gas and energy products and services for homes and businesses across the continental United States. It owns a diversified fleet of generating units, totaling approximately 12,000 megawatts of generating capacity, and is a leading advocate for clean, environmentally sustainable energy sources, such as solar power and nuclear energy.  The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. A FORTUNE 500 company headquartered in Baltimore, Constellation Energy had revenues of $14.3 billion in 2010.

Additional Information and Where to Find it

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Exelon intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement/prospectus and other relevant documents to be mailed by Exelon and Constellation Energy to their respective security holders in connection with the proposed merger of Exelon and Constellation Energy. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, Constellation Energy and the proposed merger.  Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.  In addition, a copy of the joint proxy statement/prospectus (when it becomes available) may be obtained free of charge from Exelon Corporation, Investor Relations, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398, or from Constellation Energy Group, Inc., Investor Relations, 100 Constellation Way, Baltimore, MD 21202. Investors and security holders may also read and copy any reports, statements and other information filed by Exelon, or Constellation Energy, with the SEC, at the SEC public reference room at 100 F Street, N.E.,

Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, Constellation Energy, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC by Exelon on March 24, 2011, in connection with its 2011 annual meeting of shareholders, and information regarding Constellation Energy’s directors and executive officers is available in its proxy statement filed with the SEC by Constellation Energy on April 15, 2011, in connection with its 2011 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Addendum – Amounts Excluded to Arrive at Adjusted EPS

	Quarter Ended March 31, 2011
	After-Tax Income
	(Expense) Impact
	($ millions)	(Per Share)
CENG Joint Venture Results:
Amortization of Basis Difference	$17.6	$0.08
Transaction-Related Costs	1.5	0.01

Transaction-Related Costs - Boston Gen. Acquisition	10.0	0.05

Total Special Items Excluding CENG PPA Amortization	29.1	0.14

CENG PPA Amortization	27.0	0.14

Total Special Items	$56.1	$0.28

CENG Joint Venture Results

•                  Amortization of Basis Difference - We have a basis difference between the carrying value of our investment in CENG and our underlying equity in CENG. This basis difference was caused by the requirement to record our investment in CENG at fair value at closing, while CENG’s assets and liabilities retained their carrying value. We are amortizing this basis difference over the respective useful lives of the assets of CENG or as those assets impact the earnings of CENG. The impairment charge we recognized on our investment in CENG in the third quarter of 2010 reduced this basis difference.

•                  Transaction-Related Costs - In the first quarter of 2011, we continued to record the amortization of credit facility amendment fees associated with closing the sale of a 49.99 percent interest in CENG to EDF.

Transaction-Related Costs – Boston Gen. Acquisition

In the first quarter of 2011, we incurred $15.3 million of pre-tax expense for one-time fees in connection with our $1.1 billion acquisition of Boston Generating’s 2,950-megawatt fleet of generating plants.

CENG PPA Amortization

Based on energy prices at the time the EDF transaction closed in November 2009, we recorded an approximately $0.8 billion “unamortized energy contract asset” for the value of our PPA with CENG, and CENG recorded an approximately ($0.8) billion “unamortized energy contract liability.” Both entities are amortizing these amounts in 2010 and 2011, with the total net economic value to be realized by us in the form of lower purchased power costs equal to approximately $0.4 billion as a result of our 50.01 percent ownership interest in CENG. During the first quarter of 2011, we realized approximately $44.9 million pre-tax in economic value relating to the amortization of the PPA with CENG.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
	2011	2010
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$2,613.9	$2,518.2
Regulated electric revenues	650.1	751.3
Regulated gas revenues	306.2	317.1
Total revenues	3,570.2	3,586.6

Expenses
Fuel and purchased energy expenses	2,478.2	2,362.1
Fuel and purchased energy expenses from affiliate	194.8	198.5
Operating expenses	438.2	396.4
Depreciation, depletion, accretion, and amortization	154.1	131.9
Taxes other than income taxes	77.7	66.8
Total expenses	3,343.0	3,155.7
Equity Investment Losses	(9.6)	(20.7)
Net Gain on Divestitures	—	4.9
Income from Operations	217.6	415.1
Other Expenses	(19.0)	(22.3)
Fixed Charges
Interest expense	71.3	121.5
Interest capitalized and allowance for borrowed funds used during construction	(2.2)	(15.6)
Total fixed charges	69.1	105.9
Income from Continuing Operations Before Income Taxes	129.5	286.9
Income Tax Expense	50.1	95.6
Net Income	79.4	191.3
Less: Net Income (Loss) Attributable to Noncontrolling Interests and BGE Preference Stock Dividends	9.0	(0.2)
Net Income Applicable to Common Stock	$70.4	$191.5

Average Shares of Common Stock Outstanding - Basic	199.4	200.3
Average Shares of Common Stock Outstanding - Diluted	200.7	201.9

Earnings Per Common Share - Basic	$0.35	$0.96

Earnings Per Common Share - Diluted	$0.35	$0.95

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2011	2010
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,157.5	$2,028.5
Accounts receivable (net of allowance for uncollectibles of $79.5 and $85.0, respectively)	1,813.1	2,059.2
Accounts receivable — consolidated variable interest entities (net of allowance for uncollectibles of $90.3 and $87.9, respectively)	295.8	308.9
Income taxes receivable	33.5	152.7
Fuel stocks	355.9	361.1
Materials and supplies	128.7	104.3
Derivative assets	350.0	534.4
Unamortized energy contract assets (includes $311.0 and $400.9, respectively, related to CENG)	431.4	544.7
Restricted cash	2.3	52.0
Restricted cash — consolidated variable interest entities	75.1	52.3
Other	209.2	254.5
Total current assets	4,852.5	6,452.6
Investments And Other Noncurrent Assets
Investment in CENG	2,996.5	2,991.1
Other investments	194.4	189.9
Regulatory assets (net)	377.6	374.1
Goodwill	79.9	77.0
Derivative assets	234.3	258.9
Unamortized energy contract assets	83.1	109.8
Other	261.0	286.3
Total investments and other noncurrent assets	4,226.8	4,287.1
Property, Plant And Equipment
Nonregulated property, plant and equipment	7,557.8	6,387.2
Regulated property, plant and equipment	7,320.0	7,201.7
Accumulated depreciation	(4,413.5)	(4,310.1)
Net property, plant and equipment	10,464.3	9,278.8
Total Assets	$19,543.6	$20,018.5
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$34.1	$32.4
Current portion of long-term debt	22.0	245.6
Current portion of long-term debt — consolidated variable interest entities	59.7	59.7
Accounts payable	859.6	1,072.6
Accounts payable — consolidated variable interest entities	179.9	189.8
Derivative liabilities	492.8	622.3
Unamortized energy contract liabilities	132.9	130.5
Deferred income taxes	21.4	56.5
Accrued taxes	80.6	71.0
Accrued expenses	271.8	358.1
Other	543.3	438.7
Total current liabilities	2,698.1	3,277.2
Deferred Credits And Other Noncurrent Liabilities
Deferred income taxes	2,602.2	2,489.8
Asset retirement obligations	33.0	32.3
Derivative liabilities	299.7	353.0
Unamortized energy contract liabilities	384.2	411.1
Defined benefit obligations	583.3	574.7
Deferred investment tax credits	26.5	27.6
Other	232.7	296.0
Total deferred credits and other noncurrent liabilities	4,161.6	4,184.5
Long-Term Debt
Long-term debt, net of current portion	4,047.5	4,054.2
Long-term debt, net of current portion — consolidated variable interest entities	394.6	394.6
Equity
Common shareholders’ equity:
Common stock	3,251.1	3,231.7
Retained earnings	5,293.8	5,270.8
Accumulated other comprehensive loss	(587.6)	(673.3)
Total common shareholders’ equity	7,957.3	7,829.2
BGE preference stock not subject to mandatory redemption	190.0	190.0
Noncontrolling interests	94.5	88.8
Total equity	8,241.8	8,108.0
Total Liabilities And Equity	$19,543.6	$20,018.5

Constellation Energy Group and Subsidiaries

Generation Operating Statistics (Unaudited)

	Three Months Ended March 31,
			Oil &	Hydro &
	Nuclear *	Coal	Gas	Renewables	Other	Total
Generation by Fuel Type (%)
2011	29.1	26.4	40.0	3.0	1.5	100.0
2010	46.9	44.2	2.1	4.4	2.4	100.0

Thousands of MWH
2011	3,779	3,428	5,210	392	189	12,998
2010	3,627	3,416	159	339	189	7,730

* Nuclear statistics shown as 50.01 percent due to the formation of the CENG joint venture.

Utility Operating Statistics (Unaudited)

	Three Months Ended
	March 31,
	2011	2010
ELECTRIC
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$396.7	$522.3
Delivery Service Only	26.3	7.8
Commercial
Excluding Delivery Service Only	109.0	124.9
Delivery Service Only	65.6	58.3
Industrial
Excluding Delivery Service Only	6.6	7.8
Delivery Service Only	6.5	6.3
System Sales	610.7	727.4
Other	39.5	23.9
Total	$650.2	$751.3
Distribution Volumes (In Thousands) - MWH
Residential
Excluding Delivery Service Only	2,836	3,416
Delivery Service Only	689	240
Commercial
Excluding Delivery Service Only	894	971
Delivery Service Only	3,074	2,929
Industrial
Excluding Delivery Service Only	61	70
Delivery Service Only	529	640
Total	8,083	8,266
GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$186.9	$198.4
Delivery Service Only	11.2	8.3
Commercial
Excluding Delivery Service Only	51.1	52.9
Delivery Service Only	14.6	14.3
Industrial
Excluding Delivery Service Only	2.5	2.6
Delivery Service Only	5.1	4.8
System Sales	271.4	281.3
Off-System Sales	31.8	33.0
Other	4.1	3.7
Total	$307.3	$318.0
Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	18,548	18,789
Delivery Service Only	2,923	2,333
Commercial
Excluding Delivery Service Only	5,829	5,764
Delivery Service Only	10,533	9,185
Industrial
Excluding Delivery Service Only	295	302
Delivery Service Only	3,950	6,281
System Sales	42,078	42,654
Off-System Sales	5,554	5,044
Total	47,632	47,698

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating Degree Days (Calendar-Month Basis)

Heating Degree Days - Actual	2,449	2,466
- Normal	2,417	2,421

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Effective Tax Rate	38.7%	33.3%

Equity Investment In Nonregulated Businesses — End of Period (In Millions)	$5,891.3	$6,761.8

Equity Investment In Regulated Business — End of Period (In Millions)	$2,066.0	$1,999.9

Common Stock Data

	Three Months Ended
	March 31,
	2011	2010

Common Stock Dividends - Per Share
—Declared	$0.2400	$0.2400
—Paid	$0.2400	$0.2400

Market Value Per Share
—High	$33.19	$36.99
—Low	$29.70	$31.08
—Close	$31.13	$35.11

Shares Outstanding - End of Period (In Millions)	200.0	201.6

Book Value per Share - End of Period	$39.79	$43.46